Exhibit 99.(g)(3)(i)

AMENDMENT TO THE
AGENCY AGREEMENT

THIS AMENDMENT made as of the 1st day of August, 2025 (the "Amendment") hereby amends the Global Securities Lending Agency Agreement (the "Agency Agreement") dated as of May 30, 2014, between HC Capital Trust (the "Lender") and Citibank, National Association ("Agent") (collectively, the "Parties"). Terms used but not defined in this Amendment have the meanings ascribed to them in the GSLAA.

WHEREAS, the Lender wish to amend the Agency Agreement to add funds available for lending and revise the Tax Matrix. Agent and Lender also wish to further amend Schedule III-Investment Guidelines for Securities Lending Cash Collateral, by removing investment parameter 5.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Exhibit A attached hereto.

2.	Annex 1 to Schedule VII

Annex I to Schedule VII of the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Annex I to Schedule VII attached hereto.

3.	Schedule III

Agent and Lender wish to further amend Schedule III-Investment Guidelines for Securities Lending Cash Collateral, by removing investment parameter 5.

4.	Miscellaneous

(a)	This Amendment supplements and amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)	Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent	HC Capital Trust, as Lender

By: /s/ William Mascaro	By: /s/ Colette Bergman
Name: William Mascaro	Name: Colette Bergman
Title: Managing Director	Title: VP & Treasurer
Date: 8/15/2025	Date:8/12/2025

AMENDED Exhibit A

(Amended as of August 2025)

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent
and the Lender

LIST OF DESIGNATED HC CAPITAL TRUST ACCOUNTS*

1.	No more than 5% of aggregate HCT fund assets should be lent at any time.
2.	No more than 10% of the assets of any one of the Designated Accounts should be lent at any time.
3.	Only securities with spread of 100 bps or more should be lent.

*See List Of Designated Accounts below:

Portfolio Name	Manager Name	STT	LEI	Tax ID
Account #
The U.S. Equity Portfolio (f/k/a Growth Equity Portfolio	HCEGX	HCGESL	549300MW3X0K8IS0BP66	13-3802528
	Parametric Portfolio Associates LLC	19VD
Institutional U.S. Equity Portfolio (f/k/a Institutional Growth Equity Portfolio)	HCIGX	HCIGESL	I ALBH7O8PP5M876S0BG40	26-2494749
	Mellon Corporation	19VN
	Mellon-RAFI Low Vol Factor Index	12XB
	Rhumbline Advisers	12XE
	Wellimrton	12WB
The International Equity Portfolio	HCIAX	HCIE SL	X8WIW4NZ8OYEWFOITC04	13-3802531
	Parametric Portfolio Associates LLC	19VE
The Institutional International Equity Portfolio	HCITX	HCIIE SL	5OOWDJIZNBMEBZIO5N19	26-2945290
	City of London Investment Management Company, Ltd.	17WL
	Mellon Corporation	lSVH
	Mellon Investments Corporation	19AP
	Mellon Investments Corporation	19AQ
The Emerging Markets Portfolio	HCEPX	HCEM SL	Vl6fflWG64BGOMGYIVl18	26-2944842
	Mellon Corporation	14V5
The Core Fixed Income Portfolio	HCFNX	HCCFISL	549300V6SICEFT7GZ352	31-1725592
	Agincourt Capital Management LLC	14VB
	Mellon Corporation	14VD
	Mellon Corporation	14VA
The Corporate Opportunities Portfolio (f/k/a The Fixed Income Opportunity Portfolio)	HCHYX	HCFIOSL	549300Ul NVE3U4C6LB07	31-1725586
	City of London Investment Management Company, Limited	16V7
The US Corporate Fixed Income Securities Portfolio		HCUSCFI SL	549300ZD0H1S50O9GQ96	90-0620195
	Agincourt Capital Management LLC	12VX
The ESG Growth Portfolio	HCESX	HC ESG SL	549300ONFCW AYJXKKH63	47-4140170
	Mellon Investments Corporation	17VJ
The Catholic SRI Growth Portfolio	HCSRX	HCCSRISL	549300KDDB1XHRKIGN1 I	47-5479014
	Mellon Corporation	17VU

To the extent the custodian listed above is not Citibank, N.A., the Lender agrees to give irrevocable instructions to the applicable custodian substantially in the form of those set out in Annex 1 to this Exhibit A.

Citibank, N.A., as Agent	HC Capital Trust, as Lender

By: /s/ William Mascaro	By: /s/ Colette Bergman
Name: William Mascaro	Name: Colette Bergman
Title: Managing Director	Title: VP & Treasurer
Date: 8/15/2025	Date:8/12/2025

AMENDED

Annex I to Schedule VII to
Securities Lending Agency Agreement

(Amended as of August 1, 2025)

Summary of Minimum Manufactured Dividend Requirements (Tax Matrix)

Lender Name:	HC Capital Trust

The following Matrix provides the minimum manufactured dividend requirements for the client (including any tax reclaim). The Matrix is based on the assumption that all relevant documentation is in place and where applicable the beneficial owner can benefit from the relevant double tax treaty ('DTT') in place.

Argentina	93%
Australia (Franked)	100%
Australia (Unfranked) (Note 1)	85%
Austria	85%
Belgium	85%
Canada	85%
China H Shares	90%
Czech Republic	85%
Denmark	85%
Finland	85%
France	85%
Germany	85%
Greece	95%
Greece (REIT)	100%
Hong Kong	100%
Hungary	100%
Ireland	100%
Ireland (REIT)	85%
Israel	75%
Israel (REIT)	77%
Italy	85%
Korea (South)	78%
Japan	90%
Luxembourg	85%
Mexico	90%
Mexico (REIT)	70%
Netherlands	85%
New Zealand (Franked)	85%
New Zealand (Unfranked)	85%
Norway	85%
Philippines	75%
Philippines (REIT)	90%
Poland	85%
Poland (ADR)	81%
Portugal	85%
Singapore	100%

Singapore (REIT)	90%
South Africa	85%
Spain	85%
Sweden	85%
Switzerland	85%
Thailand	90%
Turkey	85%
Turkey (REIT)	100%
United Kingdom	100%
United Kingdom (REIT)	85%
United States	100%

Notes to the Matrix

(i)	General assumptions: The following general assumptions are made in respect of the lender of the securities.

(1)	Lenders are portfolio investors in equities (which as a general rule, implies a holding of less than 10% of the issued share capital of the investment company);

(2)	The lender of securities is able to benefit from the relevant DTT (if available);

(3)	The lender of securities has all requisite documentation in place to benefit from both local domestic reductions/exemptions and from all DTT reductions/exemptions (if applicable).

(ii)	Country specific assumptions/notes (1)

Australia
No withholding tax applies to fully imputed (franked) dividends. Unfranked dividends attract withholding tax at the rate of 30% on the unfranked portion or as reduced under a DTT. Partially franked dividends can attract different rates of withholding tax depending on the portion of dividend franked.

(2)	Singapore
There is no withholding tax on Singapore dividends. Effective 1 January 2003, Singapore moved from an imputation system ("franking system") to a "one-tier" system in which dividends are subject to a final tax at the corporate level and are exempt from further tax in the hands of resident and non-resident shareholders.

(3)	United Kingdom

There is no withholding tax on United Kingdom dividends. A tax credit equal to 10% of the sum of the dividend plus the tax credit (or I/9th of net dividend) applies to all dividends paid. There is no refund of the tax credit available. The above assumes that the securities lender does not control directly or indirectly, at least 0% of the voting power in the company paying the dividends.

Agreed by Client: /s/ Colette Bergman

Name and Title: Colette Bergman, VP & Treasurer

Date: 8.12.2025

Important -Disclaimer

The Securities Finance Matrix (the Matrix) and the associated notes have been compiled by the Citigroup Corporate Tax Department. The Matrix and notes are provided as a guide to the minimum manufactured dividend/interest coupon requirements (as the case may be) for a holder of securities wishing to lend securities to another person (the counter-party). In every case we stress the need for clients to obtain specific tax advice. The information contained herein should under no circumstances be relied upon and readers should not make investment decisions based on the information provided herein. Whilst every effort has been made to independently verify each rate in the Matrix and each statement made in the notes, Citigroup or any of its subsidiaries or affiliates accept no responsibility of the accuracy or completeness of the information contained herein. The Matrix and notes were assembled at time of signing and, unless otherwise indicated, are based on information available at that time.

IRS Circular 230 Disclosure: Citigroup, Inc., its affiliates, and its employees are not in the business of providing tax or legal advice to any taxpayer outside of Citigroup. Inc. and its affiliates. This email and any attachments are not intended or written to be used, and cannot be used or relied upon, by any such taxpayer for the purpose of avoiding tax penalties. Any such taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

AMENDED Schedule III, dated as of August 1, 2025
to the Global Securities Lending Agency Agreement,
Between CITIBANK, N.A., As the Agent

And the Lender

INVESTMENT GUIDELINES FOR SECURITIES LENDING CASH COLLATERAL

Lender: HC Capital Trust

The Agent is instructed to comply with these Investment Parameters at the time of the investment:

US Reinvestment Criteria and Permitted Investment

1.	Reverse Repurchase Agreements with counterparties rated at least BBB+ by one or more NRSROs, or by a "Primary Dealer" in Government Securities as per the NY Federal Reserve Bank or an affiliate of any such dealer or any counterparty approved by the lender included on the approved counterparty /borrower list.

Underlying collateral may be any security issued by or unconditionally guaranteed with respect to payment of principal; and interest by the United States Government.:

Collateral must be held by Citibank or by a third-party custodian under tri-party agreement. Collateral must be marked to market daily and maintained at the following minimum margin levels

•	US Treasuries = 102%

2.	Registered Money Market Mutual Funds - Registered Money Market Funds must be AAA rated and adhere to rule 2a-7 under the Investment Company Act of 1940, as amended.

In connection with these investments, the lender acknowledges that Citibank, N.A., may separately enter into an agreement with the funds to provide services to such funds. IN such cases, Citibank, N.A., is separately compensated for these services by the management companies of the funds. Such payments do not impact the return that the Lender receives hereunder, which shall be consistent with earning of other investors in the applicable fund.

The following funds are hereby approved, and Lender hereby acknowledges receipt of the respective offering documents:

Federated Treasury Obligations Fund (TOIXX)

By reason of daily margin maintenance, dollar limits and maturity limits of underlying collateral are waived by for fixed income collateral.

INVESTMENT PARAMETERS:

1.	Agent will use reasonable commercial efforts to invest cash collateral in reverse repurchase investments as the primary reinvestment option. In the event residual cash collateral is available after investing in reverse repurchase investments or there are no reverse repurchase investment options reasonably available, the cash collateral be invested in the money-market fund above.
2.	Overnight reverse repurchase investments are allowed without prior client approval. All term reverse repurchase investments require prior client approval.
3.	No investment with a maturity longer than 2 years from settlement date.
4.	Maximum weighted average maturity of investment portfolio 1 year.
5.	Maximum of 25% of portfolio at time of purchase can be invested in instruments with maturities greater than 1 year.

Miscellaneous:

The Lender recognizes and understand that the term of the investments made at its discretion in accordance with the above guidelines may not match and may extend beyond the term of the loans of the relevant securities. The Lender acknowledges that there may be term investments which usually be closed out prior to maturity but that there may be early termination charges. In the event that Citibank N.A.'s appointment as securities lending agent is terminated, the Lender, at its option, may either (1) permit loans of securities, equal in market value to the original purchase price of the investment, to remain outstanding until the investment matures, or (2), purchase such investment into its own portfolio at the original purchase price plus the interest (or principal if originally purchased at a discount) that would have accrued, or (3) instruct the Agent to liquidate the investment promptly.

In connection with loans of securities and reverse repurchase transactions (if previously approved as investment vehicles for securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodian of (a) collateral for securities lent under the securities lending program, and (b) securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A, as our agent to enter into the necessary agreements to effectuate the foregoing.

Citibank, N.A., as Agent	HC Capital Trust, as Lender

By: /s/ William Mascaro	By: /s/ Colette Bergman
Name: William Mascaro	Name: Colette Bergman
Title: Managing Director	Title: VP & Treasurer
Date: 8/15/2025	Date:8/12/2025

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